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Exhibit 99(a)(3)

UNOVA OPTION EXCHANGE PROGRAM

PERSONAL ELECTION FORM FOR [NAME]

Instructions

  •
  Read the materials about the UNOVA Option Exchange Program that accompanied this form.

  •
  Please complete and sign this election form no later than September 28, 2001 (unless the offer is extended). Return a signed form even if you are declining to exchange your eligible options.

  •
  Decide if you want to accept or decline the exchange for each eligible option grant shown below. You must accept or decline the exchange for an entire grant—you cannot split grants. However, if you have more than one eligible option grant, you can make a different election for each grant (for example, you can accept the exchange for one entire grant and decline the exchange for another grant).

  •
  Enter a check mark in either the "Accept Exchange" or "Decline Exchange" column for each grant listed. If you do not enter a check mark for an eligible grant, we will assume you do not want to exchange that grant.

  •
  Make a copy of this completed form for your records.

  •
  The method of delivery of your election form is at your option and risk, but your election will not be valid unless received at UNOVA's corporate office on or before September 28, 2001 (unless the offer is extended). A pre-addressed envelope is enclosed for your convenience. You may also fax your election form to Larry N. Colson at 818.992.2848.

Current Eligible Grants			Option Exchange*
Date of Grant	Exercise Price	Number of Shares	Number of Restricted Stock Shares	Accept Exchange (X)	Decline Exchange (X)

$
$
$
$

*If you elect to accept the exchange for the grant indicated.

Note: The UNOVA Option Exchange Program is not offered (and elections will not be accepted from) stock option holders in any jurisdiction in which the Option Exchange Program does not comply with the laws of that jurisdiction or cannot be lawfully accomplished without incurring costs which UNOVA in its sole discretion determines are unjustified.

UNOVA OPTION EXCHANGE PROGRAM

PERSONAL ELECTION FORM FOR [NAME]

I hereby agree that by accepting restricted stock for my eligible option grants and signing this form, the contracts covering the eligible option grants listed above for which I have accepted restricted stock will become void and will no longer be in effect.

Your Signature ____________________________________

Date ____________________________________________

In order to take advantage of this offer, this form must be received by UNOVA, Inc. at its corporate office no later than 5:00 p.m. Pacific time on September 28, 2001 (unless the offer is extended) (send by mail, courier or fax).

If by mail or courier, send to:

UNOVA, Inc.
21900 Burbank Blvd.
Woodland Hills, CA 91367-4638
Attention: Larry N. Colson

If by fax, send to Mr. Colson at:

818.992.2848

We recommend that regardless of how you send this form, you confirm Mr. Colson's receipt of it by telephone at 818.992.2944 or by e-mail at lcolson@unova.com.

QuickLinks

  Exhibit 99(a)(3)
UNOVA OPTION EXCHANGE PROGRAM PERSONAL ELECTION FORM FOR [NAME]
UNOVA OPTION EXCHANGE PROGRAM PERSONAL ELECTION FORM FOR [NAME]